CUSTODY AGREEMENT

            THIS AGREEMENT made the -------- day of -----------, 19--, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and SELIGMAN FRONTIER FUND, INC. a Maryland corporation, having its principal office and place of business at One Bankers Trust Plaza, New York, New York 10006 ("Fund").

                                   WITNESSETH:

            WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as Custodian and Recordkeeper of the securities and monies of Fund and its now existing and future established portfolios (individually referred to herein as Portfolio); and

            WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

            NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the Fund which is to include:

            A. Appointment as custodian of the securities and monies at any time owned by each Portfolio of the Fund; and

            B. Appointment as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company in compliance with applicable provisions of federal, state, and local laws, rules and regulations including, as may be required:

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                        1.          Providing information necessary for Fund and
                                    each Portfolio to file required financial reports; maintaining and preserving required books, accounts and records as the basis for such reports; and performing


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                                    certain daily  functions in connection  with
                                    such accounts and records, and

                        2. Calculating daily net asset value of each Portfolio of the Fund, and

                        3.          Acting as liaison with independent auditors.

2. DELIVERY OF CORPORATE DOCUMENTS. Fund has delivered or will deliver to Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

            A. Resolutions of the Board of Directors of Fund appointing Custodian as custodian hereunder and approving the form of this Agreement; and

            B. Resolutions of the Board of Directors of Fund designating certain persons to give instructions on behalf of Fund to Custodian and authorizing Custodian to
                        rely   upon   such    instructions.

3.          DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

            A.          DELIVERY OF ASSETS

                        Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it (except as permitted by the Investment Company Act of 1940) or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

            B.          DELIVERY OF ACCOUNTS AND RECORDS

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                        Fund  shall  turn over to  Custodian  all of the  Fund's
                        relevant accounts and records previously maintained by it. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide any information needed by the
                        Custodian   knowledgeably   to  perform   its   function
                        hereunder.

            C.          DELIVERY OF ASSETS TO THIRD PARTIES

                        Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time and the assets of each Portfolio segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S. of this agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the applicable Portfolio of the Fund. The Custodian is responsible for the safekeeping of the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to United Missouri Bank of Kansas City, N.A. (UMBKC), United Missouri Trust Company of New York (UMBTC), First National Bank of Chicago (FNBC) for which Custodian remains responsible. Custodian shall also be responsible for the monies and securities of Fund(s) held by

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

                        eligible foreign subcustodians to the extent the domestic custodian with which the Custodian contracts is responsible to Custodian. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company or other depository approved by the Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)).

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

            D.          REGISTRATION OF SECURITIES

                        Custodian  will  hold  stocks  and  other   registerable
                        portfolio securities of Fund registered in the name of Fund or its nominee or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee, as defined in the Internal Revenue Code and any Regulations of the
                        Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes. All securities, and the ownership thereof by a Portfolio of the Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a record holder of securities held in custody.

            E.          EXCHANGE OF SECURITIES

                        Upon  receipt  of  instructions  as  defined  herein  in
                        Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of the applicable Portfolio of the Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity

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                        or  when  advised  of  an  earlier  mandatory  call  for
                        redemption,   except  that   Custodian   shall   receive
                        instructions   prior  to  surrendering  any  convertible
                        security. Pursuant to this paragraph, the Custodian will inform the Fund of such corporate actions and capital
                        changes   when  it  is  informed  of  them  through  the
                        publications it subscribes to.

            F.          PURCHASES OF INVESTMENTS OF THE FUND

                        Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

                        1.          The  name  of  the  Portfolio   making  such
                                    purchase;

                        2. The name of the issuer and description of the security;

                        3. The number of shares or the principal amount purchased, and accrued interest, if any;

                        4.          The trade date;

                        5.          The settlement date;

                        6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

                        7.          The total amount payable upon such purchase;
                                    and

                        8. The name of the person from whom or the broker or dealer through whom the purchase was made.

                        In accordance with such instructions, Custodian will pay for out of monies held for the account of such named Portfolio, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by such named Portfolio, except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Such payment will be made

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

                        only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian. Custodian agrees to promptly inform Fund of any failures by sellers to make proper deliveries of securities purchased by the Fund.

            G. SALES AND DELIVERIES OF INVESTMENTS OF THE FUND - OTHER THAN OPTIONS AND FUTURES

                        Fund will, on each business day on which a sale of investment securities of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

                        1.          The name of the Portfolio making such sale;

                        2. The name of the issuer and description of the securities;

                        3. The number of shares or principal amount sold, and accrued interest, if any;

                        4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;

                        5.          The trade date;

                        6.          The settlement date;

                        7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

                        8. The total amount to be received by Fund upon such sale; and

                        9. The name and address of the broker or dealer through whom or person to whom the sale was made.

                        In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of such Portfolio to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the

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

                        customs prevailing among dealers in securities. Custodian agrees to promptly inform Fund of any failures of purchasers to make proper payment for securities sold by Fund.

            H. PURCHASES OR SALES OF SECURITY OPTIONS, OPTIONS ON INDICES AND SECURITY INDEX FUTURES CONTRACTS

                        Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

                        1.          The  name  of  the  Portfolio   making  such
                                    purchase or sale;

                        2.          Security Options

                                    a.    The underlying security;

                                    b.    The price at which purchased or sold;

                                    c.    The expiration date;

                                    d.    The number of contracts;

                                    e.    The exercise price;

                                    f.    Whether the transaction is an opening,
                                          exercising,    expiring   or   closing
                                          transaction;

                                    g.    Whether the transaction involves a put
                                          or call;

                                    h.    Whether   the  option  is  written  or
                                          purchased;

                                    i.    Market on which option traded;

                                    j.    Name  and  address  of the  broker  or
                                          dealer   through   whom  the  sale  or
                                          purchase was made.

                        3.          Options on Indices

                                    a.    The index;

                                    b.    The price at which purchased or sold;

                                    c.    The exercise price;

                                    d.    The premium;

                                    e.    The multiple;

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                                    f.    The expiration date;

                                    g.    Whether the transaction is an opening,
                                          exercising,    expiring   or   closing
                                          transaction;

                                    h.    Whether the transaction involves a put
                                          or call;

                                    i.    Whether   the  option  is  written  or
                                          purchased;

                                    j.    The name and  address of the broker or
                                          dealer   through   whom  the  sale  or
                                          purchase was made, or other applicable
                                          settlement instructions.

                        4.          Security Index Futures Contracts

                                    a.    The last trading date specified in the
                                          contract  and,  when  available,   the
                                          closing level, thereof;

                                    b.    The  index   level  on  the  date  the
                                          contract is entered into;

                                    c.    The multiple;

                                    d.    Any margin requirements;

                                    e.    The  need  for  a  segregated   margin
                                          account (in addition to  instructions,
                                          and if not  already in the  possession
                                          of  Custodian,  Fund  shall  deliver a
                                          substantially  complete  and  executed
                                          custodial   safekeeping   account  and
                                          procedural  agreement  which  shall be
                                          incorporated  by  reference  into this
                                          Custody Agreement); and

                                    f.    The name and  address  of the  futures
                                          commission  merchant  through whom the
                                          sale or  purchase  was made,  or other
                                          applicable settlement instructions.

                        5.          Option on Index Future Contracts

                                    a.    The underlying index futures contract;

                                    b.    The premium;

                                    c.    The expiration date;

                                    d.    The number of options;

                                    e.    The exercise price;

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


                                    f.    Whether  the  transaction  involves an
                                          opening,   exercising,   expiring   or
                                          closing transaction;

                                    g.    Whether the transaction involves a put
                                          or call;

                                    h.    Whether   the  option  is  written  or
                                          purchased; and

                                    i.    The  market  on which  the  option  is
                                          traded.

            I.          SECURITIES PLEDGED OR LOANED

                        If specifically allowed for in the prospectus of the applicable Portfolio of the Fund:

                        1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by a Portfolio of the Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                        2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the

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                                    loaned  securities,  Custodian  will release
                                    the cash collateral to the borrower.

            J.          ROUTINE MATTERS

                        Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Directors of Fund.

            K.          DEPOSIT ACCOUNT

                        Custodian will open and maintain a special purpose deposit account(s) in the name of Custodian on behalf of each Portfolio (Accounts), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of a Portfolio shall be deposited in said Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into Fund's Account, Custodian agrees to make Fed Funds available to the appropriate Portfolio of the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the applicable Portfolio of the Fund based on the schedule attached as Exhibit A, except that income earned on portfolio securities held by domestic subcustodians other than UMBKC, UMBTC, Bank of New York (previously Irving Trust

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                        Company and hereinafter  referred to as BONY) and Morgan
                        Guaranty and Trust Company (MGT) will be credited when received. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit the applicable
                        Portfolio  in  that  amount.   Custodian  may  open  and
                        maintain an Account in such other banks or trust companies as may be designated by it and by properly authorized resolution of the Board of Directors of Fund, such Account, however, to be in the name of Custodian on behalf of the applicable portfolio of the Fund and subject only to its draft or order.

            L.          INCOME AND OTHER PAYMENTS TO FUND

                        Custodian will:

                        1. Collect, claim and receive and deposit for the Account of each Portfolio of the Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of the applicable Portfolio of the Fund in accordance with the schedule attached hereto as Exhibit A, except that income earned on portfolio securities held by domestic subcustodians other than UMBKC, UMBTC, BONY, and MGT will be credited when received. Income from foreign securities and assets held by
                                    eligible  foreign   subcustodians  shall  be
                                    credited by Custodian upon receipt of income from the domestic subcustodian contracting with the foreign eligible subcustodians. If, for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount;

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                        2.          Execute ownership and other certificates and
                                    affidavits for all federal,  state and local
                                    tax   purposes   in   connection   with  the
                                    collection of bond and note coupons; and

                        3. Take such other action as may be necessary or proper in connection with:

                                    a.    the collection, receipt and deposit of
                                          such   income   and  other   payments,
                                          including   but  not  limited  to  the
                                          presentation for payment of:


                                          1.    all  coupons  and  other  income
                                                items  requiring   presentation;
                                                and

2.                                        2.    all other  securities  which may
                                                mature or be  called,  redeemed,
                                                retired  or   otherwise   become
                                                payable and regarding  which the
                                                Custodian has actual  knowledge,
                                                or notice of which is  contained
                                                in  publications  of the type to
                                                which a custodian for investment
                                                companies  normally   subscribes
                                                for such purpose; and

                                    b.    the endorsement for collection, in the
                                          name of the  applicable  Portfolio  of
                                          the  Fund,  of all  checks,  drafts or
                                          other negotiable instruments.

                        Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of

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

                        Fund on the last trade date prior to the date of expiration of such rights.

            M.          PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

                        On the declaration of any dividend or other distribution on the shares of Capital Stock of any Portfolio ("Portfolio Shares") by the Board of Directors of Fund, Fund shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Board of Directors certified by the Secretary or an Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution. Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Custody Account, on the date specified in such Resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of the applicable Portfolio of the Fund, insofar as the same shall be available for such purposes, and wire to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Portfolio Shares issued and outstanding on the record date established by such Resolution.

            N.          SHARES OF FUND PURCHASED BY FUND

                        Whenever  any  Portfolio   Shares  are   repurchased  or
                        redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of Portfolio and either deposit the same in the account maintained for the purpose of paying

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

                        for the repurchase or redemption of Portfolio Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been canceled and removed from the shareholder records.

            O.          SHARES OF FUND PURCHASED FROM FUND

                        Whenever Portfolio Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Portfolio Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

            P.          PROXIES AND NOTICES

                        Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

            Q.          DISBURSEMENTS

                        Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

            R.          DAILY STATEMENT OF ACCOUNTS


                        Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by Fund including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Fund. Fund will be entitled to receive reports produced by the Custodian's portfolio accounting system, including without limitation, those listed on Exhibit C hereof.

            S.          APPOINTMENT OF SUBCUSTODIANS

                        1. Notwithstanding any other provisions of this Agreement, all of or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian and approved by the Fund's Board of Directors. Any such subcustodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. The subcustodian may participate directly or indirectly in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company or other depository approved by the Fund (as such entities are defined at 17 CFR Sec. 270.17f-4(b)). The appointment of UMBKC or any other subcustodian, depository or clearing agency used by the Custodian and approved by the Fund will not relieve Custodian of any of its obligations hereunder except as provided in Section 3.C hereof. The Custodian will comply with
                                    Section 17f-4 of the Investment  Company Act
                                    of 1940, as amended,  as to depositories and
                                    clearing  agencies  used  by  Custodian  and
                                    approved the Fund. The Custodian will not be
                                    entitled  to  reimbursement  by Fund for any
                                    fees  or  expenses   of  any   subcustodian,
                                    depository or clearing agency.

                        2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as
                                    defined  in  Rule   17f-5(c)(1)   under  the
                                    Investment  Company  Act of 1940) and Fund's
                                    cash  or  cash   equivalents,   in   amounts
                                    reasonably necessary to effect Fund's
                                    foreign securities transactions, may be held
                                    in the custody of one or more banks or trust
                                    companies acting as subcustodians, according
                                    to Section 3.S.1;  and thereafter,  pursuant
                                    to  a  written   contract  or  contracts  as
                                    approved by Fund's Board of Directors, may be transferred to an account maintained by such subcustodian with an eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time.

            T.          ACCOUNTS AND RECORDS

                        Custodian, with the direction and as interpreted by the Fund, Fund's accountants and/or other tax advisors, will prepare and maintain as complete, accurate and current all accounts and records required to be maintained by Fund under the Internal Revenue Code of 1986 ("Code") as amended and under the general Rules and Regulations under the Investment Company Act of 1940 ("Rules") as amended, and as agreed upon between the parties and will preserve said records in the manner and for the periods prescribed in said Code and Rules, or for such longer period as is agreed upon by the parties. Custodian relies upon Fund to furnish, in writing, accurate and timely information to complete Fund's records and perform daily calculation of the Fund's net asset value, as provided in Section 3.W. below. Custodian shall incur no liability and Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Fund to furnish such information in a timely and accurate manner, even if Fund subsequently provides accurate but untimely information. It shall be the responsibility of Fund to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of its securities when such information is not readily available from generally accepted securities industry services or publications.

            U.          ACCOUNTS AND RECORDS PROPERTY OF FUND

                        Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body having jurisdiction over the Fund or Custodian, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information, Custodian will supply necessary data for Fund's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

            V.          ADOPTION OF PROCEDURES

                        Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, "Articles of Incorporation", Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

           W.           CALCULATION OF NET ASSET VALUE

                        Custodian will calculate Fund's net asset value, in accordance with Fund's prospectus, once daily. Custodian will prepare and maintain a daily evaluation of securities for which market quotations are available by the use of outside services normally used and contracted for this purpose; all other securities will be evaluated in accordance with Fund's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Fund or upon instructions.

            X.          OVERDRAFTS

                        If Custodian shall in its sole discretion advance funds to the account of the Fund which results in an overdraft because the monies held by Custodian on behalf of the Fund are insufficient to pay the total amount payable upon a purchase of securities as specified in Fund's instructions or for some other reason, the amount of the overdraft shall be payable by the Fund to Custodian upon demand and shall bear an interest rate determined by Custodian from the date advanced until the date of payment. Custodian shall have a lien on the assets of the Fund in the amount of any outstanding overdraft.

4.          INSTRUCTIONS.

            A. The term "instructions", as used herein, means written or facsimile instructions or advice to Custodian from two designated representatives of Fund. Certified copies of resolutions of the Board of Directors of Fund naming two or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any two designated representatives to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4. no authorizations or instructions received by Custodian from Fund, will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Fund to withdraw any of the securities or similar investments of Fund upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent.

                        Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgement if required at the discretion of Custodian) of the instructions of any two designated representatives of Fund, will undertake to deliver for Fund's account monies, (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions.

            B. If oral instructions are permitted pursuant to Section 4.A. hereunder, no later than the next business day immediately following such oral instruction the Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

5.          LIMITATION OF LIABILITY OF CUSTODIAN.

            A. Custodian shall hold harmless and indemnify Fund from and against any loss or liability arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence or bad faith. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

            B. Custodian may rely upon the advice of Fund and upon statements of Fund's public accountants and other persons believed by it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

            C. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to

                        Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

            D. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

            E.          Without   limiting  the  generality  of  the  foregoing,
                        Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                        1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

                        2. The legality of the sale of any securities by or for Fund, or the propriety of the amount for which the same are sold;

                        3. The legality of the issue or sale of any shares of the Capital Stock of Fund, or the sufficiency of the amount to be received therefor;

                        4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

                        5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

            F. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

            G. Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian, except as provided in Section 3.S.1 hereof.

            H. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under Section 3.S.2. must, provide Fund for its approval, agreements with banks or trust companies which will act as subcustodians for Fund pursuant to Section 3.S of this Agreement.

6. COMPENSATION. Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit B which may be changed from time to time as agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 5.C. or 5.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian.

            Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any subcustodian.

7. TERMINATION. Either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety (90) days prior to the date upon which such termination will take effect. If the Custodian terminates this Agreement, the Fund may extend the effective date of the termination ninety (90) days by written request to the Custodian thirty (30) days prior to the end of the initial ninety (90) days notice period unless the Custodian in good faith could not perform the duties hereunder. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of "Capital Stock" of Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less the Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Fund, the Board of Directors of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of Fund deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book-Entry System pursuant to 31 CFR

            Sec. 306.118. In the event no such vote has been adopted by the stockholders of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the Bylaws of Fund and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which is permitted by the Investment Company Act of 1940, Fund's Certificate of Incorporation and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.


8. NOTICES. Notices, requests, instructions and other writings received by Fund at One Bankers Trust Plaza, New York, New York 10006 such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

9.         MISCELLANEOUS.

           A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

           B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

           C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

           D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

           E. This Agreement shall become effective at the close of business on the day of ------, 19--.

           F. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

           G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

           H. Custodian will not release the identity of Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Fund unless the Fund directs the Custodian otherwise.

           I. This Agreement may not be assigned by either party without prior written consent of the other party.

           J. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective authorized officers.


                        INVESTORS FIDUCIARY TRUST COMPANY


                       By:
                          -----------------------------
                              Gerard P. Dipoto, Jr.
                              Senior Vice President

ATTEST:


-----------------
Cheryl J. Naegler
Assistant Secretary



                       SELIGMAN FRONTIER FUND, INC.


                       By:
                          -----------------------------
                       Title:
                             --------------------------

ATTEST:


-----------------
Secretary